PRICING SUPPLEMENT NO. 1A                                         Rule 424(b)(3)
DATED:  August 16, 1999                                       File No. 333-83049
(To Prospectus  dated August 9, 1999
and Prospectus  Supplement  dated August 9, 1999)


                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B




Principal Amount:            Floating Rate Notes [_]      Book Entry Notes   [x]
$60,000,000

Original Issue Date:         Fixed Rate Notes    [x]      Certificated Notes [_]
9/24/99

Maturity Date:               CUSIP#:  073928KR3
9/24/2014

Option to Extend Maturity:   No      [x]
                             Yes     [_]    Final Maturity Date:


                                                Optional                Optional
                       Redemption              Repayment               Repayment
Redeemable On           Price(s)                Date(s)                 Price(s)
-------------           --------                -------                 --------

      *                    N/A                     N/A                     N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  8.00%

Interest Payment Dates: **


Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                              Maximum Interest Rate:

[_]     Commercial Paper Rate                     Minimum Interest Rate:

[_]     Federal Funds Rate                        Interest Reset Date(s):

[_]     Treasury Rate                             Interest Reset Period:

[_]     LIBOR Reuters                             Interest Payment Date(s):

[_]     LIBOR Telerate

[_]     Prime Rate

[_]     CMT Rate

Initial Interest Rate:                            Interest Payment Period:

Index Maturity:

Spread (plus or minus):

* Commencing September 24, 2000 and on the 24th of each month thereafter, the Notes may be called in whole at the option of the Company on eight calendar days' notice.

**  Monthly on the 24th of each month, commencing 10/24/99.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.